                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                              BOB EVANS FARMS, INC.
                _______________________________________________
                (Name of Registrant as Specified In Its Charter)

    __________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
          ____________________________________________________________________
      (2) Aggregate number of securities to which transaction applies:
          ____________________________________________________________________
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ____________________________________________________________________
      (4) Proposed maximum aggregate value of transaction:____________________
      (5) Total fee paid:_____________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:_____________________________________________
      (2)   Form, Schedule or Registration Statement No.:_______________________
      (3)   Filing Party:_______________________________________________________
      (4)   Date Filed:_________________________________________________________

                                   BOB EVANS
                                    FARMS(R)

                                3776 S. HIGH ST.
                              COLUMBUS, OHIO 43207

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        Monday, Sept. 12, 2005, at 9 a.m.
                                Southern Theatre
                                 21 E. Main St.
                              Columbus, Ohio 43215

Dear Fellow Stockholders:                          Aug. 1, 2005

We are pleased to invite you to the annual meeting of stockholders of Bob Evans Farms, Inc. on Monday, Sept. 12, 2005, 9 a.m., Eastern Daylight Time, at the Southern Theatre at 21 E. Main St. in Columbus, Ohio. Business for the meeting includes:

(1)   electing three directors to serve for terms of three years each;

(2) ratifying the selection of Ernst & Young LLP as Bob Evans Farms, Inc.'s independent registered public accounting firm for the current fiscal year; and

(3)   transacting other business that may properly come before the meeting.

Juice, coffee and refreshments will be available between 8 a.m. and 9 a.m. We hope you will take this opportunity to become acquainted with the officers and directors of your company.

Only stockholders of record at the close of business on July 15, 2005, will be entitled to vote by proxy or in person at the annual meeting. We look forward to seeing you at the meeting.

                                                      Sincerely,

                                                      /s/ Stewart K. Owens
                                                      Stewart K. Owens
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                              BOB EVANS FARMS, INC.
                                3776 S. HIGH ST.
                              COLUMBUS, OHIO 43207

                               GENERAL INFORMATION

The board of directors of Bob Evans Farms, Inc. (the "company") is soliciting your proxy in connection with our 2005 annual meeting of stockholders. This proxy statement summarizes information that you will need in order to vote.

MAILING

We began mailing this proxy statement and the enclosed proxy card on or about Aug. 1, 2005, to the company's stockholders of record at the close of business on July 15, 2005. We also are sending the Bob Evans Farms, Inc. 2005 annual report, which includes financial statements for the fiscal year ended April 29, 2005.

DELIVERY OF PROXY MATERIALS TO MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

Periodically, the company provides each registered stockholder at a shared address, not previously notified, with a separate notice of the company's intention to "household" proxy materials. Only one copy of the company's proxy statement for the 2005 annual meeting of stockholders and annual report to stockholders for the 2005 fiscal year will be delivered to previously notified registered stockholders who share an address unless the company has received contrary instructions from one or more of those registered stockholders. A separate proxy card will be included for each account at a shared address.

Registered stockholders who share an address and would like to receive a separate annual report to stockholders for the 2005 fiscal year and/or a separate proxy statement for the 2005 annual meeting of stockholders, or who have questions regarding the householding process, may contact the company's Stock Transfer Department at Bob Evans Farms, Inc., 3776 S. High St., Columbus, Ohio 43207 or (614) 492-4952. Promptly upon request, additional copies of the annual report to stockholders for the 2005 fiscal year and/or a separate proxy statement for the 2005 annual meeting of stockholders will be sent. By contacting the company's Stock Transfer Department, registered stockholders sharing an address may also (1) notify the company that the registered stockholders wish to receive separate annual reports to stockholders and/or proxy statements in the future or (2) request delivery of a single copy of the annual report to stockholders and/or proxy statement in the future if registered stockholders at the shared address are receiving multiple copies.

                               VOTING INFORMATION

WHO MAY VOTE?

Only stockholders of record at the close of business on July 15, 2005, are entitled to vote at the annual meeting or any adjournment(s) of the meeting. At the close of business on July 15, 2005, there were 35,433,872 shares of common stock, par value $.01 per share, outstanding. Each common share entitles the holder to one vote per each item to be voted upon at the annual meeting.

HOW DO I VOTE?

Whether or not you plan to attend the annual meeting, we urge you to vote in advance by proxy. To do so, you may:

   - log onto www.proxyvote.com,

   - call (800) 690-6903 or

   - complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.

The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, on Sept. 11, 2005. The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been properly recorded. If you vote through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

If you plan to attend the annual meeting and vote in person, a ballot will be available when you arrive. If your shares are held in the name of your broker, bank or other holder of record, you must bring an account statement or letter from the broker, bank or other holder of record indicating that you were the beneficial owner of the shares on July 15, 2005.

HOW WILL MY SHARES BE VOTED?

Those common shares represented by properly executed proxies or properly authenticated votes recorded electronically through the Internet or by telephone that are received prior to the annual meeting and not revoked will be voted as you direct. If you submit a valid proxy prior to the annual meeting, but do not complete the voting instructions on the proxy, the persons named as proxies will vote the shares represented by your proxy as follows:

   - FOR the election of the nominees as directors listed under "PROPOSAL 1:
     ELECTION OF DIRECTORS."

   - FOR ratification of the selection of Ernst & Young LLP as the company's independent registered public accounting firm as set forth in "PROPOSAL 2:
     RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
     FIRM."

In addition, if other matters are properly presented for voting at the annual meeting, the persons named as proxies will vote on those matters in accordance with their best judgment.

MAY I CHANGE MY VOTE?

Yes, you may revoke a proxy at any time before it is voted by any of the following ways:

   - sending written notice to the secretary of the company at 3776 S. High St., Columbus, Ohio 43207, which must be received prior to the annual meeting;

   - submitting a later-dated proxy which must be received by the company prior to the annual meeting;

   - casting a new vote via the Internet or by calling (800) 690-6903 before 11:59 p.m. Eastern Daylight Time on Sept. 11, 2005; or

   - attending the annual meeting and revoking your proxy in person if your shares are held in your name. If your shares are held in the name of your broker, bank or other holder of record and you wish to revoke your proxy in person, you must bring an account statement or letter from the broker, bank or other holder of record indicating that you were the beneficial owner of the shares on July 15, 2005, the record date for voting. Simply attending the annual meeting will not constitute revocation of a proxy.

WHO PAYS THE COST OF PROXY SOLICITATION?

The company will pay the expenses of soliciting proxies other than the Internet access and telephone usage charges described above. Officers and employees of the company may solicit proxies by further mailings, by telephone or by personal contact without receiving any additional compensation for such solicitations. The company will pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries for forwarding proxy materials to the beneficial stockholders.

WHAT IF MY SHARES ARE HELD IN STREET NAME THROUGH A BROKER?

If you hold your common shares in "street name" with a broker, bank or other holder of record, you should review the information provided to you by such holder of record. This information will set forth the procedures you need to follow in instructing the holder of record how to vote your "street name" common shares and how to revoke previously given instructions.

WHAT IF MY SHARES ARE HELD THROUGH THE COMPANY'S 401(k) PLAN?

If you participate in the Bob Evans Farms and Affiliates 401(k) Plan (the "401(k) plan") and shares of the company's common stock have been allocated to your account in the 401(k) plan, you will be entitled to instruct the trustee of the 401(k) plan how to vote those shares. If you do not give the trustee voting instructions, the trustee will not vote the shares allocated to your 401(k) plan account.

WHAT CONSTITUTES A QUORUM?

Under our by-laws, a quorum is a majority of the voting power of the outstanding shares of stock entitled to vote. Common shares that have the authority to vote withheld and broker non-votes will be counted as present for quorum purposes.

WHAT VOTE IS NECESSARY TO APPROVE THE PROPOSALS PRESENTED AT THE ANNUAL MEETING?

Under Delaware law and our bylaws, the three nominees for election as class I directors receiving the greatest number of votes "for" election will be elected as class I directors. Ratification of the selection of Ernst & Young LLP as the company's independent registered public accounting firm requires the affirmative vote of the majority of the shares of common stock present or represented at the annual meeting.

For the election of directors, withheld votes do not affect whether a nominee has received sufficient votes to be elected. For purposes of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining will have the same effect as a negative vote. Broker non-votes, which are proxies representing shares held by brokers, banks and other holders of record who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from the beneficial owners of the shares, are not treated as present or represented for the purpose of determining whether the stockholders have approved that matter, but they are counted as present for the purpose of determining a quorum at the annual meeting. Banks, brokers and other holders of record have discretionary authority to vote their clients' shares on "routine" proposals, such as the uncontested election of directors, even if they do not receive voting instructions from their clients. They cannot, however, vote their clients' shares on other "nonroutine" matters without instructions from their clients.

                                STOCK OWNERSHIP

The following table shows the stockholders known to the company to be the beneficial owners of more than 5 percent of the company's outstanding common shares.

       NAME AND ADDRESS                 AMOUNT AND NATURE
     OF BENEFICIAL OWNER             OF BENEFICIAL OWNERSHIP(1)     PERCENT OF CLASS(2)
--------------------------------     --------------------------     -------------------
Ariel Capital Management, LLC               6,806,757(3)                   19.2%
200 E. Randolph Dr., Ste. 2900
Chicago, Ill. 60601

Mac-Per-Wolf Company                        2,275,079(4)                    6.4%
310 S. Michigan Ave., Ste. 2600
Chicago, Ill. 60604

NFJ Investment Group L.P.                   1,766,000(5)                    5.0%
2121 San Jancinto St., Ste. 1840
Dallas, Texas 75201

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table.

(2) The percent of class is based upon 35,433,872 common shares outstanding on July 15, 2005.

(3) Includes 6,806,757 shares as to which Ariel Capital Management, LLC ("Ariel") has sole investment power and 5,298,875 shares as to which Ariel has sole voting power. Ariel is a registered investment advisor, and all of these common shares are owned by its investment advisory clients. Ariel Fund, a series of Ariel Investment Trusts and a registered investment company, owns more than 5 percent of the common shares. All of the fore-going information regarding Ariel's ownership interest in the company is based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission ("SEC") by Ariel on Feb. 14, 2005.

(4) Mac-Per-Wolf Company ("Mac") is the parent company of PWMCO, LLC and Perkins, Wolf, McDonnell and Company, LLC, which furnishes investment advice to various investment companies and to individuals and institutional clients, no one of which, to the knowledge of Mac, owns more than 5 percent of the company's outstanding stock. All of the foregoing information regarding Mac's ownership interests in the company is based on information contained in a Schedule 13G filed with the SEC by Mac on Jan. 31, 2005.

(5) Includes 1,766,000 shares as to which NFJ Investment Group L.P. ("NFJ") has sole investment power, 1,107,300 shares as to which NFJ has sole voting power and 658,700 shares as to which NFJ has shared voting power. All of the common shares reported are held by NFJ, a registered investment advisor under Section 203 of the Investment Advisors Act of 1940. All of the foregoing information regarding NFJ's ownership interests in the company is based on information contained in a Schedule 13G filed with the SEC by NFJ on Feb. 14, 2005.

The following table summarizes the company's common shares beneficially owned by each current director, each of the nominees for election or re-election as a director, each executive officer named in the summary compensation table (page
12) and by all current directors and executive officers of the company as a group, as of July 15, 2005:

                                       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                            -----------------------------------------------------------------
                                              COMMON SHARES WHICH
                                                CAN BE ACQUIRED
                                                UPON EXERCISE OF
  NAME OF BENEFICIAL        COMMON SHARES     OPTIONS EXERCISABLE                  PERCENT OF
   OWNER OR GROUP           PRESENTLY HELD       WITHIN 60 DAYS         TOTAL       CLASS(2)
-----------------------     --------------    -------------------     ---------    ----------
Russell W. Bendel(3)            9,748                       0             9,748        (*)
Larry C. Corbin                52,688(4)              227,181           279,869        (*)
Daniel E. Evans               102,999(5)              211,991           314,990        (*)
Daniel A. Fronk                24,641(6)               13,172            37,813        (*)
Michael J. Gasser               9,734                  13,172            22,906        (*)
Randall L. Hicks(3)             2,226(7)               17,287            19,513        (*)
E.W. (Bill) Ingram III         15,467                  13,172            28,639        (*)
Cheryl L. Krueger               3,085                   4,155             7,240        (*)
G. Robert Lucas                11,984                  13,172            25,156        (*)
Stewart K. Owens(3)           222,727(8)              574,616           797,343       2.3%
Robert E.H. Rabold              8,347(9)                9,212            17,559        (*)
Donald J. Radkoski(3)          13,864(10)             184,618           198,482        (*)
Roger D. Williams(3)           23,540(11)             130,995           154,535        (*)

All current executive
officers and directors
as a group (17 persons)       515,719(12)           1,525,650         2,041,369       5.8%

* Represents ownership of less than 1 percent of the outstanding common shares of the company

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share.

(2) The percent of class is based on 35,433,872 common shares outstanding on July 15, 2005, and includes the number of common shares that the named person has the right to acquire beneficial ownership of upon the exercise of stock options exercisable within 60 days of July 15, 2005.

(3) Executive officer of the company named in the summary compensation table.

(4) Includes 227 common shares held by Mr. Corbin's spouse, as to which she has sole voting and investment power. Mr. Corbin also holds one nonvoting preferred share of BEF REIT, Inc., a subsidiary of the company ("BEF REIT"), as to which he has sole investment power. Mr. Corbin's spouse holds one nonvoting preferred share of BEF REIT, as to which she has sole investment power.

(5) Includes 37,226 common shares held by Evans Enterprises, Inc. In his capacity as chairman, chief executive officer and sole shareholder of Evans Enterprises, Inc., Mr. Evans may be deemed to have sole voting and investment power with respect to the common shares held by that corporation. The number shown also includes 2,044 common shares held by Mr. Evans' spouse, as to which she has sole voting and investment power; 414 common shares held by Mr. Evans' stepson, as to which he has sole voting and investment power; and 414 common shares held by Mr. Evans' stepdaughter, as to which she has sole voting and investment power. Mr. Evans disclaims beneficial ownership of the common shares held by his stepchildren. Additionally, Mr. Evans holds one nonvoting preferred share of BEF REIT, as to which he has sole investment power.

(6) Includes 5,133 common shares held in the Josephine A. Fronk Trust for which Mr. Fronk serves as trustee and has sole voting and investment power.

(7) Includes six shares held by Mr. Hicks as custodian for the benefit of his son and 2,220 shares held jointly by Mr. Hicks and his spouse with whom he shares voting and investment power. Additionally, Mr. Hicks holds one nonvoting preferred share of BEF REIT, as to which he has sole investment power. Mr. Hicks' spouse holds one nonvoting preferred share of BEF REIT, as to which she has sole investment power.

(8) Mr. Owens holds one nonvoting preferred share of BEF REIT, as to which he has sole investment power. Mr. Owens' spouse holds one nonvoting preferred share of BEF REIT, as to which she has sole investment power. Mr. Owens also holds two nonvoting preferred shares of BEF REIT as custodian for the benefit of his children.

(9) Includes 650 shares held in a trust for the benefit of Mr. Rabold's grandchildren for which Mr. Rabold's spouse serves as trustee and has sole voting and investment power.

(10) Includes 35 common shares held by Mr. Radkoski as custodian for the benefit of his children. Additionally, Mr. Radkoski holds one nonvoting preferred share of BEF REIT, as to which he has sole investment power. Mr. Radkoski also holds two nonvoting preferred shares of BEF REIT as custodian for the benefit of his children.

(11) Includes 14,465 shares held in a trust for which Mr. Williams' spouse serves as trustee and has sole voting and investment power. Additionally, Mr. Williams holds one nonvoting preferred share of BEF REIT, as to which he has sole investment power. Mr. Williams' spouse holds one nonvoting preferred share of BEF REIT, as to which she has sole investment power.

(12) See notes (4) through (11) above. As a group, the current directors and executive officers of the company and their immediate family members who reside with them hold 20 nonvoting preferred shares of BEF REIT.

NEW STOCK OWNERSHIP GUIDELINES

To further implement the company's fundamental philosophy of maximizing stockholder value by aligning the financial interests of the company's stockholders with the individuals primarily responsible for developing and implementing corporate strategy, the compensation committee of the board of directors recently adopted the following stock ownership guidelines for the company's named executive officers (i.e., the company's chief executive officer and the four other most highly compensated executive officers) and directors:

Chief Executive Officer                 100,000 Shares
Other Named Executive Officers           10,000 Shares
Board of Directors                        5,000 Shares

The named executive officers and directors must satisfy the stock ownership guidelines within five years; however, they must satisfy 50 percent of the applicable requirement within three years.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The company's directors, executive officers and any persons holding more than 10 percent of the company's outstanding common shares are required to report their initial ownership of common shares and any subsequent changes in their ownership to the SEC. Specific due dates have been established by the SEC, and the company is required to disclose in this proxy statement any late reports. Based on its review of (1) Section 16(a) reports filed on behalf of these individuals for their transactions during the company's 2005 fiscal year and (2) documentation received from one or more of these individuals that no annual Form 5 reports were required to be filed for them for the company's 2005 fiscal year, the company believes that all SEC filing requirements were met.

                        PROPOSAL 1: ELECTION OF DIRECTORS

There are currently nine members of the board of directors. Based on the bylaws of the company, the directors have been divided into three classes of three directors each. Class I directors currently serve until the annual meeting in 2005; class II directors currently serve until the annual meeting in 2006; and class III directors currently serve until the annual meeting in 2007. At the annual meeting on Sept. 12, 2005, three class I directors will be elected for three-year terms.

Based on the recommendation of the nominating and corporate governance committee, the board of directors has designated Daniel A. Fronk, Cheryl L. Krueger and G. Robert Lucas as nominees for election as class I directors of the company for terms expiring in 2008. The company's Corporate Governance Principles provide that directors must retire from the board when they reach age
70. Mr. Fronk will turn 70 this year. The board of directors has determined that it is in the best interest of the company and its stockholders to nominate Mr. Fronk for re-election to the board and to suspend the mandatory retirement requirement with respect to Mr. Fronk. Given the company's recent disappointing performance, the board believes the company will benefit greatly from Mr. Fronk's extensive knowledge of the company's business and his continued leadership on the board during this challenging time.

The common shares represented by all valid proxies will be voted as specified or, if no instructions are given, for the board's nominees. The board of directors believes that all of the nominees will be available and able to serve if elected to the board. However, if a nominee is unavailable for election, the persons designated as management proxies will have complete discretion to vote for the remaining nominees, as well as any substitute nominee(s) proposed by the board of directors. Under Delaware law and the company's bylaws, the three nominees for election as class I directors receiving the greatest number of votes will be elected as class I directors.

The following table shows the nominees for election to the board of directors, the directors of the company whose terms in office will continue after the annual meeting and information about each nominee and continuing director. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL NOMINEES LISTED BELOW.

NAME, AGE                                PRINCIPAL OCCUPATION FOR PAST
AND YEAR BECAME DIRECTOR                 FIVE YEARS AND OTHER INFORMATION
--------------------------               ---------------------------------------

                  NOMINEES - TERMS TO EXPIRE IN 2008 (CLASS I)

Daniel A. Fronk, age 69                  Retired Senior Executive Vice President
Director since 1981.                     and Board Member since 1997 of The Ohio
                                         Company, an investment banking firm,
                                         Columbus, Ohio.

Cheryl L. Krueger, age 53                President and Chief Executive Officer
Director since 1993.                     since 1986 of Cheryl & Co., Inc., a
                                         manufacturer and retailer of gourmet
                                         foods and gifts, Columbus, Ohio.

G. Robert Lucas, age 61                  Trustee since 2002 of The Jeffrey
Director since 1986.                     Trusts, trusts for the descendants of
                                         Joseph A. Jeffrey; Of Counsel Attorney
                                         from 2001 to 2002 of Vorys, Sater,
                                         Seymour and Pease LLP, Attorneys at
                                         Law, Columbus, Ohio; Executive Vice
                                         President, General Counsel and
                                         Secretary from 1997 to 2001 of The
                                         Scotts Miracle-Gro Company, a
                                         manufacturer of lawn and garden
                                         products, Marysville, Ohio.

            CONTINUING DIRECTORS - TERMS TO EXPIRE IN 2006 (CLASS II)

Larry C. Corbin, age 63                  Retired Executive Vice President of
Director since 1981.                     Restaurant Operations since 2004;
                                         Executive Vice President of Restaurant
                                         Operations from 1995 to 2004; in each
                                         case of the company.

Stewart K. Owens, age 50                 Chairman of the Board, Chief Executive
Director since 1987.                     Officer, President and Chief Operating
                                         Officer since 2001; Chief Executive
                                         Officer, President and Chief Operating
                                         Officer from 2000 to 2001; in each case
                                         of the company.

Robert E.H. Rabold, age 66               Retired Chairman since 2001; Chairman
Director since 1994.                     of the Board and Chief Executive
                                         Officer from 1988 to 2001; President
                                         from 1986 to 2000; in each case of The
                                         Motorists Mutual Insurance Co.,
                                         Columbus, Ohio.

           CONTINUING DIRECTORS - TERMS TO EXPIRE IN 2007 (CLASS III)

Daniel E. Evans, age 68                  Retired Chairman since 2001; Chairman
Director since 1957.                     of the Board from 2000 to 2001;
                                         Chairman of the Board, Chief Executive
                                         Officer and Secretary from 1971 to
                                         2000; in each case of the company.

Michael J. Gasser, age 54                Chairman of the Board and Chief
Director since 1997.                     Executive Officer since 1994 of Greif,
                                         Inc., a manufacturer of shipping
                                         containers and containerboard,
                                         Delaware, Ohio.

E.W. (Bill) Ingram III, age 54           President and Chief Executive Officer
Director since 1998.                     since 1972 of White Castle System,
                                         Inc., a quick-service hamburger chain,
                                         Columbus, Ohio.

                     THE BOARD AND COMMITTEES OF THE BOARD

INDEPENDENCE OF DIRECTORS

The rules of The Nasdaq Stock Market, Inc. ("Nasdaq") require that a majority of the company's board of directors be independent directors. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the Nasdaq rules, the board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director's business and personal activities as they may relate to the company and its management. Based on those reviews and discussions, the board of directors has determined that at least a majority of its members are independent. The independent directors of the company are:
Daniel A. Fronk, Michael J. Gasser, E.W. (Bill) Ingram III, Cheryl L. Krueger,
G. Robert Lucas and Robert E.H. Rabold.

In addition, as required by Nasdaq rules, the members of the audit committee each qualify as "independent" under special standards established by the SEC for members of audit committees. Each member of the audit committee is able to read and understand fundamental financial statements, including the company's balance sheets, income statements and cash flow statements. The audit committee also includes at least one independent member who is determined by the board to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules. The board of directors has determined that Michael J. Gasser qualifies as an audit committee financial expert. Also, as required by Nasdaq rules, the members of the nominating and corporate governance committee each qualify as "independent."

LEAD INDEPENDENT DIRECTOR AND EXECUTIVE SESSIONS

The independent directors of the board appoint a lead independent director who is responsible for coordinating the activities of the other independent directors, assisting with board meeting and agenda preparation, serving as a liaison between management and the independent directors and leading meetings of independent directors in executive session (without management). Robert E.H. Rabold currently serves as the lead independent director. In accordance with the company's Corporate Governance Principles and Nasdaq rules, the independent directors meet in executive session at the conclusion of each board meeting and at such other times as the independent directors deem necessary or appropriate.

BOARD MEETINGS AND ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

The board of directors and its committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time as appropriate. The board of directors held six meetings during the 2005 fiscal year. Each director is expected to attend each meeting of the board and the committees on which he or she serves. In fiscal 2005, no director attended less than 75 percent of all the meetings of the board and the committees on which he or she served.

According to the company's Corporate Governance Principles, each director is expected to attend each annual meeting of the company's stockholders. All of the incumbent directors attended the company's last annual meeting of stockholders held on Sept. 13, 2004.

COMMITTEE MEMBERSHIP

The board of directors has delegated various responsibilities and authority to its standing audit, compensation and nominating and corporate governance committees. The following table indicates the directors who currently serve on these committees and the number of committee meetings held during the 2005 fiscal year. Messrs. Corbin, Evans and Owens do not serve on any of the following committees.

                                  Audit      Compensation    Nominating and Corporate
Name                            Committee     Committee        Governance Committee
----                            ---------    ------------    ------------------------
Daniel A. Fronk                       -             -                   -
Michael J. Gasser                 Chair                                 -
E.W. (Bill) Ingram III                -             -
Cheryl L. Krueger                                   -               Chair
G. Robert Lucas                       -
Robert E.H. Rabold                    -         Chair                   -
Number of committee meetings
held during fiscal 2005               4             7                   2

- committee member

AUDIT COMMITTEE

The audit committee is organized and conducts its business pursuant to a written charter adopted by the board of directors. A current copy of the audit committee charter is posted on the company's Web site, www.bobevans.com, in the "Investors" section under "Corporate Governance." At least annually, the audit committee reviews and reassesses the adequacy of its charter and recommends any proposed changes to the board of directors for approval. The audit committee is responsible for:

   - overseeing the company's accounting and financial reporting processes, audits of the company's consolidated financial statements and the company's internal audit function;

   - directly appointing, compensating and overseeing the company's independent registered public accounting firm;

   - instituting procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

   - reviewing procedures designed to identify and, when appropriate, approving certain "related party" transactions; and

   - assisting the board of directors in the oversight of internal control over financial reporting.

In addition, the audit committee reviews and preapproves all audit services and permitted non-audit services provided by the independent registered public accounting firm to the company or any of its subsidiaries and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. The audit committee's report relating to the 2005 fiscal year begins at page 25.

COMPENSATION COMMITTEE

The compensation committee is organized and conducts its business pursuant to a written charter adopted by the board of directors, which is posted on the company's Web site, www.bobevans.com, in the "Investors" section under "Corporate Governance." The purpose of the compensation committee is to discharge the responsibilities of the board relating to compensation of the company's directors and executive officers and to provide recommendations regarding management succession. The compensation committee's primary responsibilities include:

   - reviewing with management and approving the general compensation policy for the company's executive officers and directors and those other employees of the company and its subsidiaries which the full board directs;

   - reviewing and approving the compensation of the company's executive officers, including base salary, equity-based awards, bonuses, long-term compensation and other incentives, in light of goals and objectives approved by the compensation committee;

   - administering the company's equity-based compensation plans and approving awards as required to comply with applicable securities and tax laws, rules and regulations;

   - evaluating the need for, and provisions of, change in control and employment/severance contracts with the company's executive officers;

   - reviewing and making recommendations to the board of directors with respect to incentive compensation plans and equity-based compensation plans in accordance with applicable laws, rules and regulations; and

   - reviewing and making recommendations to the board of directors and management regarding the company's organizational structure and succession plans for the company's executive officers.

The compensation committee's report relating to the 2005 fiscal year begins at page 19.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The nominating and corporate governance committee is organized and conducts its business pursuant to a written charter adopted by the board of directors, which is posted on the company's Web site, www.bobevans.com, in the "Investors" section under "Corporate Governance." The purpose of the nominating and corporate governance committee is to identify and recommend to the board of directors for nomination, election or appointment qualified individuals for membership on the board and recommending director candidates for the board's selection for each meeting of stockholders at which directors are to be elected. The nominating and corporate governance committee is also responsible for overseeing and advising the board on corporate governance matters and practices, including:

   - developing, reviewing and assessing corporate governance guidelines and principles;

   - reviewing and assessing the company's compliance with SEC and Nasdaq rules and other applicable legal requirements pertaining to corporate governance; and

   - recommending to the board of directors changes to committee structure and functions as the committee deems advisable.

In carrying out its responsibilities to identify and evaluate director nominees, the nominating and corporate governance committee considers any factors which it deems appropriate. These factors include, without limitation, judgment; skill; diversity; independence; strength of character; experience with businesses and organizations of comparable size; experience with a publicly traded company; experience and skill relative to other board members; desirability of the candidate's membership on the board and any committees of the board; and the ability of the candidate to represent the company's stockholders. Depending on the current needs of the board, certain factors may be weighed more or less heavily.

Although the nominating and corporate governance committee has not established any specific minimum qualifications for director nominees, it believes that all directors should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to board matters; and no conflict of interest that would interfere with performance as a director.

The nominating and corporate governance committee has the authority, to the extent it deems it necessary or appropriate, to retain consultants or search firms to assist in the identification of director nominees. It also will consider candidates recommended by stockholders and has from time to time received unsolicited candidate recommendations from stockholders. The nominating and corporate governance committee evaluates candidates proposed by stockholders using the same criteria as for other candidates. A stockholder seeking to recommend a prospective nominee for consideration by the nominating and corporate governance committee should submit in writing the candidate's name, address, qualifications and such other information as the stockholder thinks would be helpful to the nominating and corporate governance committee, to the company's secretary in care of the company at 3776 S. High St., Columbus, Ohio 43207. Stockholders should note that this procedure only relates to the recommendation of director nominees for consideration by the nominating and corporate governance committees. Any stockholder who desires to formally nominate an individual for election to the company's board of directors must follow the procedures set forth in the company's bylaws, as outlined under "Director Nominations by Stockholders."

DIRECTOR NOMINATIONS BY STOCKHOLDERS

Stockholders who desire to formally nominate an individual for election to the board of directors must follow the procedures outlined in section 3.04 of article III of the company's bylaws. According to these procedures, nominations for election to the board of directors may be made at a meeting of stockholders by the board of directors of the company or by any stockholder of the company who:

   - is a stockholder of record as of the record date for the meeting of stockholders,

   - is entitled to vote for the election of directors at such meeting and

   - complies with the notice procedures below.

Stockholder nominations must be received at the company's corporate office not less than 60 nor more than 90 days prior to the applicable stockholders' meeting. However, if less than 70 days' notice or prior public disclosure of the date of the stockholders' meeting is given to stockholders, a nomination by the stockholder must be received by the company no later than the close of business on the 10th day following when the notice or prior public disclosure of the stockholders' meeting was given.

A stockholder's written nomination must include:

   - information about each person whom the stockholder wants to nominate as required by Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which includes the person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected;

   - the name and address, as they appear on the company's books, of the stockholder giving the notice; and

   - the class and number of common shares of the company which are beneficially owned by the stockholder giving the notice.

DIRECTORS SERVING ON BOARDS OF OTHER PUBLIC COMPANIES

In order to ensure that directors have sufficient time to devote to board matters, the company's Corporate Governance Principles provide that directors and nominees may not serve on more than three boards of public companies in addition to the board of the company. Daniel E. Evans, a current director of The Sherwin-Williams Company, and Michael J. Gasser, a director of Greif, Inc., are the only directors of the company who are also directors of another company with a class of securities registered pursuant to the Exchange Act or which is otherwise subject to the reporting requirements of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

RESIGNATION/RETIREMENT OF DIRECTORS

Directors must submit a letter of resignation to the chairman of the board upon a job change. At that time, the board can choose either to accept the resignation or invite the individual to continue to fill his/her term. Directors must retire from the company's board at age 70. As noted above, the board of directors has suspended this requirement with respect to Mr. Fronk.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The board of directors believes it is important for stockholders to have a process to communicate with the board, committees of the board and individual directors. Accordingly, any individual may contact any member of the company's board, including any committee of the board, by writing to them at:

   Bob Evans Farms, Inc.
   c/o Corporate Secretary
   3776 S. High St.
   Columbus, Ohio 43207

E-mails may also be sent to the audit committee at audit.comm@bobevans.com.

Stockholders should note that:

   - All questions and concerns regarding accounting, internal accounting controls or auditing matters are promptly forwarded to the audit committee for review and investigation.

   - All other communications are initially reviewed by the corporate secretary. The lead independent director is promptly notified of any such communication that alleges misconduct on the part of top management or raises legal, ethical or compliance concerns about company policies or practices.

   - The lead independent director receives copies of all other board-related communications on a periodic basis.

Typically, communications unrelated to the duties and responsibilities of the board are not forwarded to the lead independent director, such as product complaints and inquiries, new product and location suggestions, resumes and other forms of job inquiries, opinion surveys and polls, business solicitations or advertisements, junk mail and mass mailings.

CODE OF CONDUCT

The board of directors has adopted a Code of Conduct that sets forth standards regarding honest and ethical conduct, full and timely disclosure and compliance with law. The Code of Conduct applies to all employees, officers and directors of the company, including the company's principal executive officer, principal financial officer and principal accounting officer or controller. A copy of the Code of Conduct is available on the company's Web site, www.bobevans.com, in the "Investors" section under "Corporate Governance." Any amendments to certain provisions of the Code of Conduct or waivers of such provisions granted to executive officers and directors will also be disclosed on this Web site within five days following the date of the amendment or waiver.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table summarizes, for the past three fiscal years, annual and long-term compensation for the company's chief executive officer and the four other most highly compensated executive officers ("named executive officers") of the company.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                            ANNUAL COMPENSATION            AWARDS
                                        ---------------------------     ------------
        NAME AND                                                         SECURITIES
        PRINCIPAL            FISCAL                                      UNDERLYING       ALL OTHER
        POSITION              YEAR        SALARY           BONUS          OPTIONS        COMPENSATION
-------------------------    ------     -----------     -----------     ------------     ------------
Stewart K. Owens:             2005      $   656,341(1)  $   112,340       169,300(2)     $     28,000(3)
 Chairman of the Board,       2004      $   597,983     $   306,790       147,496        $     28,168
 Chief Executive Officer,     2003      $   544,930     $   358,108       119,801        $    531,839
 President and Chief
 Operating Officer

Roger D. Williams:            2005      $   344,027     $   113,529        60,175(2)     $     69,500(3)
 Executive Vice               2004      $   332,393     $   193,453        55,449        $     13,804
 President of                 2003      $   319,608     $   132,174        47,636        $    224,482
 Food Products
 Division

Russell W. Bendel             2005      $   260,000(4)  $    54,165             0(2)     $          0
 President of                 2004            (5)
 SWH Corporation              2003
 (d/b/a Mimi's Cafe)

Donald J. Radkoski:           2005      $   317,338     $    47,601        50,190(2)     $     13,790(3)
 Chief Financial              2004      $   306,606     $   135,131        46,912        $     13,770
 Officer, Treasurer           2003      $   294,814     $   145,933        40,301        $    203,535
 and Secretary

Randall L. Hicks:             2005      $   250,000     $    29,286         9,745(2)     $     55,944(3)
 Executive Vice               2004      $   200,000     $    46,852         8,172        $     10,135
 President of Restaurant      2003      $   156,924     $    29,566         4,702        $     21,766
 Operations

(1) "Salary" includes directors' fees received by Mr. Owens during the 2005 fiscal year of $14,400.

(2) The options reflected in the Summary Compensation Table were granted during the 2005 fiscal year. For more information regarding these options, see the table under "Grants of Options." Additionally, in June 2005, the compensation committee awarded incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to the named executive officers with respect to fiscal 2005 performance. Messrs. Owens and Williams each received an ISO covering 4,307 shares. Messrs. Bendel, Radkoski and Hicks received ISOs covering 9,846; 4,037; and 3,445 shares, respectively. Messrs. Owens, Williams, Radkoski and Hicks received NQSOs covering 38,489; 10,005; 8,072; and 5,168 shares, respectively. Mr. Bendel received 9,748 shares of restricted stock. These awards are not reflected in the Summary Compensation Table because they were granted during the 2006 fiscal year.

(3) Includes company matching contributions to the 401(k) plan for each of the named executive officers listed, except Mr. Bendel, during the 2005 fiscal year in the amount of $4,100; includes amounts related to the Bob Evans Farms, Inc. 2002 Second Amended and Restated Executive Deferral Program for Messrs. Owens, Williams, Radkoski and Hicks during the 2005 fiscal year of $23,900; $11,904; $9,690; and $4,286, respectively, and includes contributions to the Bob Evans Farms, Inc. and Affiliates 2002 Second Amended and Restated Supplemental Executive Retirement Plan for Messrs. Williams and Hicks during the 2005 fiscal year of $53,496 and $47,558, respectively.

(4) Mr. Bendel's salary in fiscal 2005 was based on an annual rate of $325,000; the actual salary paid ($260,000) was the prorated amount for the period subsequent to the July 7, 2004, acquisition of SWH Corporation (d/b/a Mimi's
    Cafe).

(5) Mr. Bendel was not a named executive officer of the company until fiscal 2005 upon the acquisition of SWH Corporation (d/b/a Mimi's Cafe).

GRANTS OF OPTIONS

The following table sets forth information concerning individual grants of ISOs and NQSOs made during the 2005 fiscal year to each of the named executive officers identified below. Mr. Bendel was not granted any options during the 2005 fiscal year.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                         INDIVIDUAL GRANTS                              POTENTIAL
                      -------------------------------------------------------       REALIZABLE VALUE AT
                      NUMBER OF        % OF                                      ASSUMED ANNUAL RATES OF
                      SECURITIES   TOTAL OPTIONS                                 STOCK PRICE APPRECIATION
                      UNDERLYING     GRANTED TO                                     FOR OPTION TERM (2)
                       OPTIONS     EMPLOYEES IN       EXERCISE     EXPIRATION   --------------------------
     NAME             GRANTED(1)    FISCAL YEAR     PRICE ($/SH)      DATE          5%             10%
------------------    ----------   -------------    ------------   ----------   -----------    -----------
Stewart K. Owens       169,300         18.8%            26.68        6/16/14    $ 2,840,669    $ 7,198,814
Roger D. Williams       60,175          6.7%            26.68        6/16/14    $ 1,009,671    $ 2,558,704
Donald J. Radkoski      50,910          5.7%            26.68        6/16/14    $   854,214    $ 2,164,747
Randall L. Hicks         9,745          1.1%            26.68        6/16/14    $   163,510    $   414,368

(1) The options consist of both ISOs and NQSOs, which were granted under the Bob Evans Farms, Inc. First Amended and Restated 1998 Stock Option and Incentive Plan (the "1998 Stock Option Plan") on June 16, 2004, and become exercisable in three equal annual installments beginning one year from the date of grant. Upon a change in control (as defined in the 1998 Stock Option Plan) of the company, these ISOs and NQSOs will become fully exercisable as of the date of the change in control.

         - If a participant's employment or service as a director is terminated for any reason other than disability, death, retirement or for cause, the participant must exercise his or her stock options by the end of the original term of the stock options or 90 days after the date of termination of employment, whichever comes first.

         - If a participant's employment or service as a director is terminated due to disability, the participant must exercise his or her stock options by the end of the original term of the stock options or one year after the termination of employment, whichever comes first.

         - If a participant should die while employed or serving as a director, his or her successor in interest must exercise any stock options held by the participant by the end of the original term of the stock options or one year after the participant's death, whichever comes first.

         - If a participant is terminated for cause, the participant's right to exercise his or her stock options immediately terminates.

         - If a participant retires, the participant must exercise his or her ISOs by the earlier to occur of the end of the original term of the ISOs or 90 days after the date of retirement; provided, however, that if the ISOs are not exercised within 90 days of the date of retirement, they will convert automatically into NQSOs and the participant's right to exercise the ISOs converted into NQSOs will terminate at the end of the original term of the option; and the participant must exercise his or her NQSOs by the end of the term of the NQSOs.

(2) The amounts reflected in this table represent certain assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation in the price of the common shares of the company over the term of the options. There can be no assurances that the potential realizable values reflected in this table will be achieved.

OPTION EXERCISES AND HOLDINGS

The following table outlines options exercised during the 2005 fiscal year by each of the named executive officers identified below and unexercised options held as of the end of the 2005 fiscal year by such named executive officers. Mr. Bendel did not hold nor exercise any options during the 2005 fiscal year.

                   AGGREGATE OPTION EXERCISES IN FISCAL 2005
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF               VALUE OF UNEXERCISED
                     NUMBER OF                   SECURITIES UNDERLYING               IN-THE-MONEY
                     SECURITIES                  UNEXERCISED OPTIONS AT           OPTIONS AT FISCAL
                     UNDERLYING                     FISCAL YEAR-END                   YEAR-END(1)
                      OPTIONS       VALUE      ---------------------------   --------------------------
      NAME           EXERCISED     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------   ----------   ----------   -----------   -------------   -----------   ------------
Stewart K. Owens       26,803     $  272,714     429,084        318,696      $   805,636   $     116,902
Roger D. Williams           0     $        0      76,575        126,940      $    77,422   $     147,709
Donald J. Radkoski          0     $        0     138,578        105,314      $   285,989   $     105,039
Randall L. Hicks        2,164     $   28,181       9,747         18,513      $    11,431   $      19,113

(1) All values are shown pretax and are rounded to the nearest whole dollar. Amounts are based on the 2005 fiscal year-end closing price of $20.40 per common share.

CHANGE IN CONTROL AND SEVERANCE ARRANGEMENTS

The company has entered into change in control agreements with each of the named executive officers listed in the Summary Compensation Table except for Mr. Bendel. These agreements provide the named executive officers with severance benefits if their employment is terminated under certain circumstances related to a "change in control" (as defined in the agreements) of the company.

TERMINATION BY THE COMPANY WITHOUT CAUSE

Each agreement provides that the company may terminate the executive officer without cause effective as of a date specified by the company. If the termination date specified by the company falls within the period beginning six months before and ending 36 months after a change in control, the company must continue to pay the executive officer's compensation and benefits through the date of termination. In addition, the company must pay the executive officer an amount referred to as the "severance payment," which is equal to the sum of:

      - the value of the executive officer's unused vacation and compensation days;

      - 2.99 times the executive officer's average annual taxable compensation for the five fiscal years ending before the change in control;

      - a prorated portion of the executive officer's average cash bonus for the three fiscal years ending before the date his or her employment is terminated; and

      - any other change in control benefit the executive officer is entitled to receive under any other plan, program or agreement with the company or any of its subsidiaries.

The company will also continue health and life insurance and other employee welfare benefit plans for the executive officer and his or her family for a period of 36 months following the employment termination date.

TERMINATION BY THE EXECUTIVE OFFICER FOR GOOD REASON

Each agreement provides that the executive officer may terminate his or her employment for "good reason" effective as of a date specified by the executive officer. The executive officer will have "good reason" to terminate his or her employment if, among other things, the company does any of the following without his or her consent at any time after a change in control:

      -     breaches the agreement;

      - reduces the executive officer's title, duties, responsibilities or status;

      - assigns duties to the executive officer that are inconsistent with the executive officer's position;

      - reduces the executive officer's total cash compensation by 10 percent or more;

      - requires the executive officer to relocate to an office more than 50 miles away from his or her current office; or

      - fails to continue or adversely modifies any material fringe benefit, compensation, retirement or insurance plan in which the executive officer participated before the change in control.

If the employment termination date specified by the executive officer falls within the period beginning six months before and ending 36 months after the change in control and the executive officer has "good reason" for terminating his or her employment, the company must:

      - pay the executive officer's compensation and benefits through the date of termination,

      -     pay the executive officer the severance payment and

      - continue health and life insurance and other employee welfare benefit plans for the executive officer and his or her family for a period of 36 months following the employment termination date.

DISABILITY

If the executive officer becomes disabled (as defined in the agreement), the company may terminate the executive officer's employment effective as of a date specified by the company. If the executive officer does not return to work full-time before the specified date, and the specified date falls within the 36-month period following a change in control, the executive officer's employment and the agreement will terminate effective as of that date and the executive officer will receive a lump sum payment equal to the severance payment less:

      -     one-half of the Social Security disability benefit payable,

      - the amount by which the executive officer's company-funded benefit under any retirement or deferred compensation plan is enhanced because of the disability and

      - the value of any company-funded disability income or other benefits the executive officer is entitled to receive under any disability plan or program.

The company will continue to pay the executive officer's compensation and benefits through the employment termination date and will continue health and life insurance and other employee welfare benefit plans for the executive officer and his or her family for a period of 36 months following the employment termination date.

If the company fails to notify the executive officer within 30 days after the date his or her disability began that his or her employment is going to be terminated, the executive officer may terminate his or her employment. In this event, the executive officer will be entitled to the same benefits and payments described above.

DEATH, TERMINATION FOR CAUSE AND RETIREMENT

Each agreement provides that it will terminate and no amounts will be paid to the executive officer if:

      -     the executive dies;

      - the company terminates the executive officer's employment "for cause" (which is defined to include the executive officer's breach of the agreement, willful refusal to perform assigned duties and gross misconduct); or

      - the executive officer retires after attaining the normal or mandatory retirement age specified in the company's retirement policy or any individual retirement agreement between the executive officer and the company.

EFFECT OF SECTION 280G OF THE INTERNAL REVENUE CODE

If any portion of the payments and benefits provided for in an agreement would be considered "excess parachute payments" under section 280G(b)(1) of the Internal Revenue Code and subject to excise tax, the company will either make tax reimbursement payments to the executive officer or reduce the executive officer's payments to an amount which is $1 less than the amount that would be an "excess parachute payment." The company will select the alternative that provides the executive officer with a greater after-tax amount. Notwithstanding the foregoing, if any portion of the payments and benefits provided for in Mr. Owens' agreement (or any other agreement between the company and Mr. Owens) would be considered an "excess parachute payment," the company will pay Mr. Owens an additional amount which, after deduction of any income, withholding and excise tax thereon, equals the excise tax.

TERM AND TERMINATION

Each agreement has a one-year term that is automatically extended for one-year periods unless the agreement is otherwise terminated. An agreement may be terminated if, among other things, the company notifies the executive officer (no later than the Feb. 28 preceding the end of the term) that it does not want to continue the agreement, provided that the company cannot give such notice during the 36-month period following a change in control or at any time after the company learns that activities have begun which would result in a change in control if completed.

EMPLOYMENT AGREEMENT

In connection with the company's acquisition of SWH Corporation (d/b/a Mimi's
Cafe) on July 7, 2004, Mimi's Cafe entered into an employment agreement with Russell W. Bendel. The employment agreement provides that Mr. Bendel will serve as the president and chief executive officer of Mimi's Cafe until the earlier of July 7, 2006, or the termination of Mr. Bendel's employment with Mimi's Cafe. As compensation for his services, the employment agreement provides Mr. Bendel with an annual base salary of $325,000, subject to annual review and adjustment by the company's compensation committee. (In June 2005, the compensation committee raised Mr. Bendel's base salary to $344,500 for fiscal 2006). The employment agreement also entitles Mr. Bendel to participate in all employee benefit plans provided to the company's employees generally as well as bonus plans established by the compensation committee for the company's executive officers.

If Mr. Bendel's employment terminates due to his death or disability, Mr. Bendel (or his estate) will receive Mr. Bendel's then current base salary through the date his employment is terminated. If Mr. Bendel is terminated for cause (as defined in the employment agreement) or resigns without good reason, he will receive his then current base salary accrued through the date his employment is terminated. If Mr. Bendel is terminated without cause or he resigns for good reason (as defined in the employment agreement), he will continue to receive his base salary for up to 18 months following the date his employment is terminated; provided, however, that (a) beginning 12 months after the date his employment is terminated, the company's payment obligations will be offset by any compensation Mr. Bendel receives from a new employer and (b) Mimi's Cafe will have no payment obligations to Mr. Bendel if he becomes employed by a competing business, as described below. If Mr. Bendel is terminated or resigns because Mimi's Cafe does not permit him to take an unpaid leave of absence for a personal emergency or under circumstances that would normally be the basis for unpaid leave under the company's general policies, Mr. Bendel will continue to receive his base salary for up to 12 months after the date his employment is terminated; provided, however, that the company's payment obligations will be offset by any compensation Mr. Bendel receives from a new employer and Mimi's Cafe will have no payment obligations to Mr. Bendel if he becomes employed by a competing business, as described below.

The employment agreement prohibits Mr. Bendel from using or divulging any confidential information regarding the company and its subsidiaries (other than for the benefit of the company). During the term of the employment agreement, Mr. Bendel is also prohibited from engaging in or owning any business in the United States that competes with Mimi's Cafe, except for the ownership of 5 percent or less of a publicly traded competitor and Mr. Bendel's pre-existing investment in CWH, LLC (d/b/a The Lazy Dog Restaurants). During the three-year period following the termination of Mr. Bendel's employment, he may not engage in or own any restaurant business which (a) is in the "upscale family casual" category; (b) has a guest check average within 20 percent of Mimi's Cafe's guest check average; and (c) has a menu, theme or decor that is similar to that of Mimi's Cafe, except for the ownership of 5 percent or less of a publicly traded competitor. Mr. Bendel may not, on his own behalf or on behalf of others (i) solicit or divert any Mimi's Cafe employee to leave their employment or (ii) hire any of Mimi's Cafe's general managers, marketing partners, operating partners or senior management at any time during the term of the employment agreement and during the 18-month period following the termination of his employment.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The company maintains the Bob Evans Farms, Inc. and Affiliates 2002 Second Amended and Restated Supplemental Executive Retirement Plan (the "SERP"), which is a defined contribution plan designed to supplement, through annual company contributions, the retirement benefits of a select group of management or highly compensated employees (as governed by ERISA) chosen at the discretion of the compensation committee. There are currently 31 participants in the SERP, including all of the company's executive officers. The compensation committee added Mr. Bendel as a participant in the SERP in June 2005.

The company's annual contributions to participants' SERP accounts are based upon an actuarially determined "target" benefit for each participant. Generally, this target benefit is equal to the lower of (a) 55 percent of a participant's average compensation over the five-consecutive-year period (in the last 10 years of employment prior to age 62) during which the participant's compensation was the highest or (b) 2.75 percent of a participant's average compensation multiplied by the number of years the participant participated in the SERP, less the participant's benefit under the company's qualified retirement plan derived from company contributions and 50 percent of the participant's projected Social Security benefit.

Each year, SERP participants may elect to have their portion of the company's aggregate annual SERP contribution allocated to the participant's SERP account in cash or, when authorized by the compensation committee, the participant may elect to receive an NQSO to acquire a number of the company's common shares equal in value to the amount of the participant's portion of the company's aggregate annual SERP contribution. The compensation committee did not authorize the grant of NQSOs to satisfy the company's SERP obligations during fiscal 2005. The company's fiscal 2005 contributions to the named executive officers' SERP accounts are included under the caption "All Other Compensation" in the Summary Compensation Table included in this proxy statement.

Generally, a SERP participant is entitled to receive a distribution of his or her account upon early retirement (age 55 and 10 or more years of service), normal retirement (age 62) or total and permanent disability (as determined by the company). If a SERP participant dies while employed by the company, the participant's beneficiary will be entitled to a distribution of the participant's SERP account. Participants may elect to receive their SERP distributions monthly over a period of 10 years or in a lump sum (subject to compliance with applicable deferred compensation rules). Currently, the SERP is expected to provide a monthly retirement benefit of $36,592 for Mr. Owens, $14,562 for Mr. Williams, $13,609 for Mr. Bendel, $16,002 for Mr. Radkoski and $16,632 for Mr. Hicks if they retire at the normal retirement age. These monthly benefits would be paid for 10 years and are based on actuarial assumptions and other factors that are specified in the SERP or that are recommended by the SERP's actuary. The actual monthly benefit may be higher or lower than these amounts depending on the extent to which these actuarial assumptions reflect actual experience.

401(k) PLAN AND EXECUTIVE DEFERRAL PROGRAM

The company maintains a 401(k) plan and "matches" certain employee contributions to the 401(k) plan. All of the company's named executive officers participate in the company's 401(k) plan on the same basis as other employees. The company's fiscal 2005 matching contributions to the named executive officers' 401(k) accounts are included under the caption "All Other Compensation" in the Summary Compensation Table included in this proxy statement.

The Bob Evans Farms, Inc. and Affiliates 2002 Second Amended and Restated Executive Deferral Program (the "BEEDP") is a defined contribution plan designed to allow its participants to defer a portion of their current compensation in excess of the maximum amount they are allowed to defer to the 401(k) plan under Internal Revenue Service rules. BEEDP participants must be members of a select group of management or highly compensated employees (as governed by ERISA) chosen at the discretion of the compensation committee. BEEDP participants may elect to defer up to 25 percent of their current compensation otherwise payable during the year and up to 100 percent of their bonus to an account established on their behalf under the BEEDP. The company makes a matching contribution to each BEEDP participant's account at the same rate as the company's matching contribution to the 401(k) plan. Generally, a BEEDP participant will be eligible to receive a distribution of his or her account at termination of employment or at an earlier date specified by the participant. If a BEEDP participant dies while employed by the company, the participant's beneficiary will be entitled to a distribution of the participant's BEEDP account. The company's fiscal 2005 matching contributions to the named executive officers' BEEDP accounts are included under the caption "All Other Compensation" in the Summary Compensation Table included in this proxy statement.

OTHER BENEFITS AND COMPENSATION

All of the company's executive officers are eligible to participate in the employee benefit programs maintained by the company, including health and dental insurance plans, on the same terms as all other employees of the company and its subsidiaries. In addition, the company makes the lease payments on an automobile leased by Mr. Owens. The company also provides Messrs. Williams and Hicks with automobiles owned by the company. The company also pays Messrs. Bendel and Radkoski a monthly automobile allowance. The value of these automobile benefits are not reported in the Summary Compensation Table as the total value of personal benefits received by the named executive officers did not exceed the lesser of 10 percent of the named executive officer's salary and bonus or $50,000.

COMPENSATION OF DIRECTORS

FEES AND RETAINERS

The current Compensation Program for Directors became effective May 6, 2003, and was most recently revised effective May 9, 2005. Under the Compensation Program for Directors, all directors who are employees of the company receive an annual cash retainer of $14,400. All nonemployee directors receive an annual cash retainer of $24,000, and the lead independent director receives an additional monthly cash retainer of $750.

In addition, nonemployee directors are compensated for each board and committee meeting they attend. Each nonemployee director is paid $1,500 for each board meeting attended. The following table outlines the compensation per committee meeting attended paid to directors who are members of that committee or the chair of that committee:

                               Committee member       Committee chair
                               fee per meeting        fee per meeting
                               ---------------        ---------------
Audit Committee                   $   1,500              $  2,500
Compensation Committee            $   1,250              $  2,000
Nominating and Corporate
Governance Committee              $     750              $  1,000

The Compensation Program for Directors also provides that each nonemployee director annually receives common shares of the company with a value equal to $27,000. The number of common shares issued to the nonemployee directors each year is based on the closing price of the company's common shares on the date of the June meeting of the compensation committee at which the grants are approved. These common shares are awarded out of the company's 1998 Stock Option Plan.

The Compensation Program for Directors also provides for the award of NQSOs to nonemployee directors based on the closing price of the company's common shares on the date of the June meeting of the compensation committee at which the options are approved. These stock options are awarded out of the 1998 Stock Option Plan. The number of stock options granted to each nonemployee director is based upon a value of $12,750 (reduced from $17,000 for fiscal 2005) and the application of the Black-Scholes option pricing model. The Black-Scholes option pricing model is a mathematical formula designed to price options "fairly" based upon certain variables including: (i) the price of the underlying shares, (ii) the exercise price of the option, (iii) the current risk-free interest rate,
(iv) the time to expiration of the option and (v) the volatility of the underlying shares. The first four variables are readily obtainable, with volatility being the only variable that has to be estimated. The company estimates the volatility of the underlying shares based upon the historical volatility of the company's common shares.

Pursuant to the terms of the Compensation Program for Directors, the company will continue to maintain a life insurance policy with a death benefit of $50,000 on behalf of each director of the company. In addition, group health insurance is available to nonemployee directors.

The compensation committee, with the approval of the board of directors of the company, may amend or terminate the Compensation Program for Directors at any time without the approval of the stockholders of the company.

DIRECTOR RETIREMENT BENEFIT

Messrs. Fronk and Lucas and Ms. Krueger have elected to participate in the company's group health insurance plan on the same terms as the company's employees (i.e., the company pays the employer portion of their health insurance premiums and these directors pay the employee portion of the health insurance premiums). Upon retirement, participants in the company's group health insurance plan must pay all health insurance premiums (including the employer portion which was paid by the company prior to the participant's retirement). The company has agreed to pay each of Messrs. Fronk and Lucas and Ms. Krueger a lump sum amount upon their retirement from the board equal to a portion of the anticipated cost of the employer portion of their health insurance premiums as determined by an actuary.

CONSULTING ARRANGEMENT

Larry C. Corbin, a director of the company, retired from his position as the company's executive vice president of restaurant operations effective July 1, 2004. Since his retirement, Mr. Corbin has periodically provided consulting services to the company with respect to its acquisition of Mimi's Cafe. The company compensates Mr. Corbin on a daily basis for his consulting services. The company paid Mr. Corbin $15,020 in the aggregate for consulting services rendered during fiscal 2005.

                     REPORT OF THE COMPENSATION COMMITTEE OF
                THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION COMMITTEE

The compensation committee is responsible for approving appropriate base salaries, annual bonuses, equity compensation and other compensation for the executive officers of the company. The compensation committee, composed entirely of independent directors, also administers the company's equity compensation and other long-term incentive plans.

COMPENSATION PHILOSOPHY

Our fundamental philosophy is to maximize stockholder value over time by aligning the financial interests of the company's executive officers and stockholders. Our compensation practices are based on the following key principles:

      - Incentive compensation is awarded based upon company, business unit and individual performance goals designed to motivate our executive officers to achieve strategic business objectives and to perform at the highest levels.

      - A significant portion of the executive officers' total compensation should be "at risk" to achieve a greater degree of "pay for performance."

      - Stock-based compensation should form a significant portion of total compensation, ensuring that significant rewards are received by executive officers only when stockholder value is created.

      - Compensation levels should be set at competitive levels in the marketplace in order to attract and retain key executives.

Historically, the compensation of the company's executive officers has been comprised of three components: base salary, cash bonus and long-term equity compensation. We determine base salaries annually based upon peer market research and our assessment of company and individual performance. "At-risk" cash bonuses formed a significant portion of the executive officers' compensation and were based on the achievement of objective and subjective performance goals established by the compensation committee. We based individual cash bonus targets on a multiple of the executive officer's base salary (historically 40 percent to 70 percent of base salary) determined with the assistance of studies conducted by an independent consultant. Long-term equity compensation has not been at-risk during the last few years. Instead, we awarded equity compensation (i.e., stock options) based solely on a multiple of the executive officers' base pay. We made these automatic grants of equity compensation in accordance with a plan we developed with an independent consultant a few years ago which was designed to move the compensation of the company's executive officers to a level competitive with the company's peers over the course of a few years.

During fiscal 2005, we determined that the compensation of the company's executive officers had reached a level competitive with the company's peers and decided to re-examine our compensation practices described above. We retained a new independent consultant to evaluate the company's incentive compensation practices in light of changes to accounting standards, market practice trends and the company's acquisition of Mimi's Cafe. The consultant compared peer data and discussed long-term incentive compensation trends with the compensation committee, including plan eligibility, performance measures and award structure.

As this process continued throughout fiscal 2005, we took a subjective and flexible approach to fiscal 2005 executive officer compensation. In August 2004, in light of the consultant's ongoing evaluation of our incentive compensation practices and the company's sluggish performance, we established performance goals for cash bonuses to be awarded with respect to fiscal 2005 performance, but we did not establish specific numeric targets for those performance goals for any of the executive officers (except Russell W. Bendel) as we had in the past. Instead, we discussed the performance of the company and its executive officers throughout fiscal 2005 and deferred any decisions regarding the award of cash bonuses and equity compensation with respect to fiscal 2005 performance until the conclusion of fiscal 2005. Fiscal 2005 compensation is discussed in more detail in this report under "Executive Officer Compensation."

Section 162(m) of the Internal Revenue Code prohibits the company from claiming a deduction on its federal income tax return for compensation in excess of $1.0 million paid for a given year to the company's named executive officers. The $1.0 million deduction limit does not apply to "performance-based compensation." None of the company's named executive officers received more than $1.0 million of compensation from the company for fiscal 2005.

The company does not have a policy that requires all compensation payable for a given fiscal year to be deductible under Section 162(m). However, all of the company's current equity-based compensation programs have been approved by the company's stockholders to enable stock options and other forms of equity-based compensation granted under those plans to qualify as performance-based compensation under Section 162(m), so that any compensation realized from equity-based awards would be excluded from the $1.0 million cap. Additionally, the stockholders voted at the company's 2002 annual meeting of stockholders to approve the company's 2002 Incentive Growth Plan for the purpose of qualifying the plan under Section 162(m). We continue to consider other steps which might be in the company's best interest to comply with Section 162(m), while reserving the right to award future compensation which would not comply with the Section 162(m) requirements for deductibility if we conclude that this is in the best interest of the company and its stockholders.

EXECUTIVE OFFICER COMPENSATION

BASE SALARY

We target executive officers' base salaries to be competitive with those paid to individuals in similar positions at peer companies to enable the company to attract and retain talent. We also consider overall company and/or business unit performance and our subjective assessment of each executive officer's responsibilities and contributions to the company when determining base salaries. While these factors have a general influence on the determination of base salaries, no specific weighting is given to any of these factors and the relevance of each factor varies from individual to individual.

We approved the base salaries for fiscal 2005 reported in the "Summary Compensation Table" of this proxy statement in June 2004. We believe these salaries were at a median level in comparison to the company's peers. Base salary increases for fiscal 2005 were based, in part, on the plan we developed with an independent consultant a few years ago to move the compensation of the company's executive officers to a level competitive with the company's peers over the course of a few years.

On June 14, 2005, we approved the base salaries for the company's named executive officers for fiscal 2006. Given the company's continued sluggish performance, we opted to take a conservative approach to this year's base salary increases. Each named executive officer received a base salary increase of 3.5 percent, except for Mr. Bendel who received a 6.0 percent raise due to the performance of the Mimi's Cafe business unit. The 3.5 percent salary increase was consistent with the target level salary increase used for corporate office employees in good standing. Accordingly, base salaries for fiscal 2006 will be $664,409 for Mr. Owens, $356,068 for Mr. Williams, $344,500 for Mr. Bendel, $328,445 for Mr. Radkoski and $258,750 for Mr. Hicks.

INCENTIVE COMPENSATION

Historically, a significant portion of the executive officers' compensation has been awarded in the form of a cash bonus which is "at risk" based on the achievement of objective and subjective performance goals established by the compensation committee at the beginning of the fiscal year. Individual cash bonus targets were based on a multiple of base salary set at the beginning of the fiscal year.

In August 2004, we established objective performance goals (without establishing specific numeric targets) and base salary multiples for target cash bonuses to be awarded to the executive officers with respect to fiscal 2005 performance. In light of the company's lower-than-expected net income, earnings per share ("EPS") and Bob Evans Restaurant same-store sales, we substantially reduced the range of target cash bonuses for the named executive officers (other than Mr. Bendel) from 40 percent to 70 percent of base salary to 30 percent to 35 percent of base salary.

In June 2005, we evaluated each executive officer based upon his or her objective performance goals for fiscal 2005 and our subjective assessment of the executive officer's individual performance and contributions to the company. For fiscal 2005, the company's reported diluted EPS decreased 48.8 percent and net income decreased 48.7 percent compared to the previous fiscal year, primarily due to increased competition in key market areas, substantially lower Bob Evans Restaurant same-store sales, increased food costs across a wide variety of commodities in the company's restaurant division and increased hog costs in the food products division. This overall performance was substantially below anticipated levels. Accordingly, cash bonuses awarded for fiscal 2005 performance were $112,340 for Mr. Owens, $113,529 for Mr. Williams, $54,165 for Mr. Bendel, $47,601 for Mr. Radkoski and $29,286 for Mr. Hicks. Messrs. Owens, Radkoski and Hicks received cash bonuses ranging from 40 percent to 50 percent of their cash bonus targets, while Messrs. Williams and Bendel received cash bonuses ranging from 104 percent to 110 percent of their cash bonus targets due to the performance of their respective business units. Although food products operating income was significantly lower than fiscal 2004, given the cost environment, operating profit was better than planned.

LONG-TERM EQUITY-BASED INCENTIVE COMPENSATION

We believe equity-based compensation should form a significant portion of total compensation because this ensures that significant rewards are received by executive officers only when stockholder value is created. Historically, stock options have been the company's primary long-term incentive compensation vehicle. Over the last few years, we have awarded stock options based solely on a multiple of the executive officer's base salary, without reference to the achievement of performance goals, in accordance with the plan we developed with an independent consultant which was designed to move the compensation of the company's executive officers to a level competitive with the company's peers over the course of a few years. As a result of our review of our compensation practices and discussions with our new independent consultant during fiscal 2005, we have adopted a new approach for equity compensation to be awarded with respect to fiscal 2006 performance, as described below under "Fiscal 2006 Incentive Compensation."

During fiscal 2005, we awarded ISOs and NQSOs covering an aggregate of 290,130 shares of common stock to the named executive officers. These grants are set forth in the "Grants of Options" table included in this proxy statement. The amount of these awards was based on the plan we developed with an independent consultant a few years ago to move the compensation of the company's executive officers to a level competitive with the company's peers.

In June 2005, we awarded ISOs and NQSOs to the named executive officers with respect to fiscal 2005 performance. Messrs. Owens, Williams, Bendel, Radkoski and Hicks received ISOs covering 4,307; 4,307; 9,846; 4,037; and 3,445 shares, respectively. Messrs. Owens, Williams, Radkoski and Hicks received NQSOs covering 38,489, 10,005, 8,072 and 5,168 shares, respectively. Mr. Bendel received 9,748 shares of restricted stock. These awards (other than Mr. Bendel's awards) reflect a reduction of approximately 80 percent from the level of awards granted the past few years due to the company's disappointing performance in fiscal 2005; our desire to preserve the number of shares available for future awards under the 1998 Stock Option Plan; and the accomplishment of the goals of the plan we developed with an independent consultant a few years ago to move the compensation of the company's executive officers to a level competitive with the company's peers.

OTHER COMPENSATION

We review the participation of the company's executive officers in the company's retirement and savings plans and other employee benefit plans. The named executive officers participate in the company's 401(k) plan on the same basis as other employees. The company "matches" certain employee contributions to the 401(k) plan. Company matching amounts for the named executive officers are included under the caption "All Other Compensation" in the Summary Compensation Table included in this proxy statement.

We also considered the participation of the company's executive officers in the BEEDP described on page 17. Company contributions to the named executive officers' BEEDP accounts are included under the caption "All Other Compensation" in the Summary Compensation Table included in this proxy statement.

All of the company's executive officers participate in the SERP described on pages 16 and 17. Currently, the SERP is expected to provide a monthly retirement benefit of $36,592 for Mr. Owens, $14,562 for Mr. Williams, $13,609 for Mr. Bendel, $16,002 for Mr. Radkoski and $16,632 for Mr. Hicks if they retire at the normal retirement age. These monthly benefits will be paid for 10 years and are based on actuarial assumptions and other factors that are specified in the SERP or that are recommended by the SERP's actuary. The actual monthly benefit may be higher or lower than these amounts depending on the extent to which these factors reflect actual experience. We have considered these amounts in assessing the overall compensation of the company's executive officers.

All of the company's executive officers are eligible to participate in the employee benefit programs maintained by the company, including health and dental insurance plans, on the same terms as all other employees. Additionally, the company's named executive officers are provided with a monthly car allowance or a company car.

CHAIRMAN AND CHIEF EXECUTIVE OFFICER COMPENSATION

When reviewing Mr. Owens' base salary, we consider the compensation of his peers, his experience, responsibilities and tenure as well as the company's overall performance and his individual achievements during a particular fiscal year. In June 2004, we approved a 10 percent base salary increase for Mr. Owens for fiscal 2005. Mr. Owens has received a 10 percent raise for the last three fiscal years as part of our goal of moving his base salary to a median level of the base salary paid to the chief executive officers of the company's peers.

In June 2005, we approved a 3.5 percent base salary increase for Mr. Owens for fiscal 2006. We took a conservative approach to Mr. Owens' base salary for fiscal 2006 due to the company's recent disappointing performance, especially with respect to Bob Evans Restaurant same-store sales. Mr. Owens' 3.5 percent raise for fiscal 2006 was consistent with the target level salary increase used for corporate office employees in good standing.

At the beginning of fiscal 2005, we determined that Mr. Owens' fiscal 2005 target cash bonus would be based 50 percent on the company's EPS and 50 percent on our subjective assessment of the performance of Mr. Owens and the company. We also reduced Mr. Owens' target cash bonus for fiscal 2005 from 70 percent to 35 percent of base salary. The company's fiscal 2005 EPS was $1.04, down from fiscal 2004 EPS of $2.03. Accordingly, we determined that Mr. Owens should not receive the 50 percent portion of his target cash bonus based on EPS. However, we awarded Mr. Owens all of the remaining 50 percent of his target cash bonus. The company's total net sales for fiscal 2005 were approximately $1.5 billion, up 21.9 percent from the previous year. We also noted Mr. Owens' efforts in the company's successful acquisition and integration of Mimi's Cafe during fiscal 2005. Mr. Owens' bonus was $112,340 (which equals 17.5 percent of his fiscal 2005 base salary).

We also granted Mr. Owens stock options in fiscal 2005 to purchase 169,300 common shares. We based the amount of options awarded on a multiple of his base salary to help move the overall amount of his compensation to a level competitive with his peers.

In June 2005, we awarded Mr. Owens an ISO covering 4,307 shares and an NQSO covering 38,489 shares. The level of Mr. Owens' equity compensation with respect to fiscal 2005 performance was approximately 80 percent less than his previous awards over the last few years because we determined that his compensation level had reached a level competitive with his peers, and also due to the company's poor fiscal 2005 performance and our desire to preserve the number of shares available for future awards under the 1998 Stock Option Plan.

We believe that the total value of Mr. Owens' compensation is appropriate with respect to the company's performance and the comparative data of compensation paid to chief executive officers of the company's peers.

FISCAL 2006 INCENTIVE COMPENSATION

Pursuant to the recommendations of the new independent consultant, in May 2005 we approved a new Performance Incentive Plan for the company's executive officers and senior management. Beginning with fiscal 2006, the amount of target equity-based incentive compensation that a named executive officer can receive will be equal to a multiple of the named executive officer's annual base salary. Once the named executive officer's target equity-based incentive compensation is determined, the named executive officer will automatically receive a grant of stock options with a value equal to 25 percent of that amount as incentive compensation. We believe that this automatic grant of stock options is an appropriate form of incentive compensation because the value of the stock options is inherently tied to company performance - the stock options are only valuable if the price of the company's common stock increases after the grant date and before the options expire. The remaining 75 percent of each named executive officer's target incentive compensation is at-risk and will be awarded in the form of restricted stock only if specific performance goals established by the compensation committee are achieved (e.g., specific EPS and operating income amounts for designated business units). Awards to the named executive officers under the Performance Incentive Plan will be made in accordance with the company's 2002 Incentive Growth Plan and 1998 Stock Option Plan, so we expect these awards will be excluded from the $1.0 million cap for purposes of
Section 162(m).

NEW STOCK OWNERSHIP GUIDELINES

To further implement our fundamental philosophy of maximizing stockholder value by aligning the financial interests of the company's stockholders with the individuals primarily responsible for developing and implementing corporate strategy, we recently adopted the stock ownership guidelines described on page 5 for the company's named executive officers and directors.

CONCLUSION

We have reviewed all components of the chief executive officer's and the other named executive officers' compensation, including salary, bonus and long-term equity compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to the company of all perquisites and other personal benefits, the earnings and accumulated payout obligations under the company's non-qualified deferred compensation program and the projected payout obligations under the SERP and under change-in-control scenarios.

Based on this review, we find the chief executive officer's and the other named executive officers' total compensation (and, in the case of the change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive. Furthermore, we believe that the compensation paid to the executive officers is consistent with the goals and objectives of the company.

Attracting and retaining talented and motivated management and employees is essential to create long-term shareholder value. Offering a competitive, performance-based compensation program with a large equity component helps to achieve this objective by aligning the interest of management with those of stockholders.

Submitted by: Compensation Committee Members
Robert E.H. Rabold (chair), Daniel A. Fronk, E.W. (Bill) Ingram III and Cheryl
L. Krueger

              PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has been the company's independent auditors since 1980, and the audit committee has selected Ernst & Young LLP as the company's independent registered public accounting firm for the fiscal year ending April 28, 2006. Before selecting Ernst & Young LLP, the audit committee carefully considered, among other things, that firm's qualifications as the independent registered public accounting firm for the company and the audit scope. As a matter of good corporate governance, the audit committee has determined to submit its selection to the company's stockholders for ratification. In the event that this selection of the independent registered public accounting firm is not ratified by a majority of the shares of common stock present or represented at the annual meeting, the audit committee will review its future selection of the independent registered public accounting firm.

The company expects a representative of Ernst & Young LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2006.

PREAPPROVAL OF SERVICES PERFORMED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under applicable SEC rules, the audit committee is required to preapprove the audit services and permitted non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the auditors' independence from the company. The SEC rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the audit committee's responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with the SEC's rules, the audit committee has adopted a policy which requires that the audit committee preapprove all audit services and permitted non-audit services provided by the independent registered public accounting firm to the company or any of its subsidiaries. The policy contains a list of specific audit services, audit-related services and tax services that have been approved by the audit committee up to certain cost-levels. This list is reviewed and approved by the audit committee at least annually. The preapproval of the services set forth in the list is merely an authorization for management to potentially use the independent registered public accounting firm for such services. The audit committee, in concert with management, has the responsibility to set the terms of the engagement and negotiate the fees. The audit committee must specifically preapprove any proposed services that are not included in the list or that will exceed the cost-levels set forth on the list. The audit committee may delegate preapproval authority to its chairperson or another member of the audit committee and, if it does, the decisions of that member must be presented to the full audit committee at its next scheduled meeting. In no event does the audit committee delegate to management its responsibility to preapprove services to be performed by the independent registered public accounting firm.

All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific preapproval by the audit committee must be submitted to the company's controller and must include a detailed description of the services to be rendered. The controller will determine whether such services fall within the list of services which have been preapproved by the audit committee. If there is any question as to whether the proposed services have been preapproved, the controller will contact the audit committee's designee to obtain clarification or, if necessary, specific preapproval of the proposed services. The audit committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.

All requests or applications for services to be provided by the independent registered public accounting firm that require specific preapproval by the audit committee must be submitted to the audit committee by both the independent registered public accounting firm and the company's controller and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the fees that the company paid or accrued for the audit and other services provided by Ernst & Young LLP for fiscal years 2005 and 2004. All of the services described below were preapproved by the audit committee.

                          2005           2004
                       ----------     ----------
Audit Fees             $  446,000     $  169,000
Audit-Related Fees         88,000         39,000
Tax Fees                   25,000        116,000
All Other Fees                  0              0
                       ----------     ----------
Total                  $  559,000     $  324,000

AUDIT FEES: This category includes the audit of the company's annual financial statements, the audit of management's annual assessment of the company's internal control over financial reporting, review of financial statements included in the company's quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of an annual "management letter" on internal control matters.

AUDIT-RELATED FEES: This category consists of assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the company's financial statements and are not reported above under "Audit Fees." The services for the fees disclosed under this category include benefit plan audits, due diligence related to potential mergers and acquisitions and accounting consultations.

TAX FEES: This category consists of professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice. In fiscal years 2005 and 2004, no fees were paid to Ernst & Young LLP for tax planning services; all fees paid were for tax services related to tax return preparation, tax return review and technical tax advice.

ALL OTHER FEES: None

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The purpose of the audit committee is to oversee the company's accounting and financial reporting process, audits of the company's consolidated financial statements and the company's internal audit function. The committee is also responsible for appointing, compensating and overseeing the company's independent registered public accounting firm.

The audit committee is comprised of five independent directors, as defined by applicable Nasdaq and SEC rules, and operates under a written charter adopted by the board. The charter is reviewed annually by the audit committee and was last revised in May 2004. The audit committee appoints the company's independent registered public accounting firm. Ernst & Young LLP served as the company's independent registered public accounting firm for the 2005 fiscal year.

Management is responsible for the preparation, presentation and integrity of the company's financial statements and for the company's accounting and financial reporting processes, including the establishment and maintenance of an adequate system of internal control over financial reporting. Management is also responsible for preparing its report on the establishment; maintenance; and assessment of the effectiveness; of the company's internal control over financial reporting. The company's internal audit function is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the company's system of internal control over financial reporting. Deloitte and Touche LLP was approved by the audit committee to assist the company with its internal audit function. Ernst & Young LLP is responsible for performing an independent audit of the company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on management's assessment of the effectiveness of the company's internal control over financial reporting.

The audit committee members are not professional accountants nor auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the audit committee's members in business, financial and accounting matters.

The audit committee met with management, the company's internal auditors and Ernst & Young LLP throughout the year. The audit committee met with Ernst & Young LLP and the internal auditors, with and without management present, to discuss the results of their respective audits, their evaluations of the company's system of internal control over financial reporting and the overall quality of the company's financial reporting. In addition, the audit committee reviewed and discussed with Ernst & Young LLP all matters required by the standards of the Public Company Accounting Oversight Board (United States), including those described in Statements on Auditing Standards Nos. 61, 54 and 99, Communication with Audit Committees.

The audit committee has reviewed and discussed with management its assessment and reported on the effectiveness of the company's internal controls over financial reporting as of April 29, 2005. The audit committee also reviewed and discussed with Ernst & Young LLP its attestation report on management's assessment of internal control over financial reporting, and its review and report on the company's internal control over financial reporting.

The audit committee has received from Ernst & Young LLP the written disclosures and a letter describing all relationships between Ernst & Young LLP and the company and its subsidiaries that might bear on Ernst & Young LLP's independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The audit committee has discussed with Ernst & Young LLP any relationships with or services to the company or its subsidiaries that may impact the objectivity and independence of Ernst & Young LLP and the audit committee has satisfied itself as to Ernst & Young LLP's independence.

Management and Ernst & Young LLP have represented to the audit committee that the company's audited consolidated financial statements as of and for the fiscal year ended April 29, 2005, were prepared in accordance with accounting principles generally accepted in the United States and the audit committee has reviewed and discussed those audited consolidated financial statements with management and Ernst & Young LLP.

Based on the audit committee's discussions with management and Ernst & Young LLP and its review of the report of Ernst & Young LLP to the audit committee, the audit committee recommended to the board (and the board approved) that the company's audited consolidated financial statements and management's report on the establishment;

maintenance; and assessment of the effectiveness; of the company's internal control over financial reporting be included in the company's annual report to stockholders and incorporated by reference in the company's annual report on Form 10-K for the fiscal year ended April 29, 2005, to be filed with the SEC.

Submitted by: Audit Committee Members
Michael J. Gasser (chair), Daniel A. Fronk, E.W. (Bill) Ingram III, G. Robert Lucas and Robert E.H. Rabold.

                                PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following line graph compares the yearly percentage change in the company's cumulative total stockholder return (as measured by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment and the difference between the price of the company's common shares at the end and the beginning of the measurement period; by (ii) the price of the common shares at the beginning of the measurement period) against the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the weighted average of its peer group for the five-year period ended April 29, 2005. The company's peer group is comprised of Nasdaq-listed restaurant companies (weighted 80 percent) and both Nasdaq- and New York Stock Exchange ("NYSE")- listed meat producers (weighted 20 percent).

                     TOTAL CUMULATIVE STOCKHOLDER RETURN FOR
                     FIVE-YEAR PERIOD ENDING APRIL 29, 2005

                               [PERFORMANCE GRAPH]

                      CUMULATIVE VALUE OF $100 INVESTMENT

                             2000       2001         2002        2003       2004        2005
                          ---------   ---------   ----------   --------   ---------   --------
Peer Group                $  100.00   $  125.88   $   171.54   $ 159.69   $  233.04   $ 264.80
S&P 500                   $  100.00   $   86.03   $    74.15   $  63.13   $   76.24   $  79.65
Bob Evans Farms, Inc.     $  100.00   $  147.61   $   240.38   $ 203.98   $  251.16   $ 169.93

                      PROXY STATEMENT STOCKHOLDER PROPOSALS

Proposals by stockholders intended to be presented at the annual meeting of stockholders must be received by the company no later than April 3, 2006, to be eligible for inclusion in the company's proxy materials relating to the 2006 annual meeting of stockholders. Upon receipt of a proposal, the company will determine whether or not to include the proposal in the proxy materials in accordance with the applicable rules and regulations of the SEC.

The SEC has promulgated rules relating to the exercise of discretionary voting under proxies solicited by the board of directors. If a stockholder intends to present a proposal at the 2006 annual meeting of stockholders and does not notify the company of the proposal by June 17, 2006, the proxies solicited by the board of directors for use at the 2006 annual meeting of stockholders will be entitled to use their discretionary voting authority should the proposal then be raised, without any discussion of the matter in the company's proxy statement for the 2006 annual meeting of stockholders.

In each case, written notice must be given to the company at Bob Evans Farms, Inc., 3776 S. High St., Columbus Ohio 43207, Attention: Senior Vice President of Investor Relations and Corporate Communications.

Stockholders desiring to nominate candidates for election as directors at the 2006 annual meeting of stockholders must follow the procedures described in "THE BOARD AND COMMITTEES OF THE BOARD -- Director Nominations by Stockholders."

                  REPORTS TO BE PRESENTED AT THE ANNUAL MEETING

The company's annual report for the fiscal year ended April 29, 2005, which contains financial statements for such fiscal year and the signed report of Ernst & Young LLP, independent registered public accounting firm, with respect to such financial statements, will be presented at the annual meeting. The annual report is not to be regarded as proxy soliciting material, and management of the company does not intend to ask, suggest or solicit any action from the stockholders with respect to such report.

                                  OTHER MATTERS

As of the date of this proxy statement, the only business which management intends to present at the annual meeting consists of the matters set forth in this proxy statement. If any other matters should properly come before the annual meeting, or any adjournment(s) thereof, the proxy holders will vote thereon in their discretion, in accordance with their best judgment in light of the conditions then prevailing. All proxies received duly executed and not properly revoked will be voted.

You are requested to vote by either visiting the www.proxyvote.com Web site as indicated on the proxy card; calling (800) 690-6903 or signing, voting and dating the enclosed proxy card and mailing it promptly in the enclosed envelope.

                                          By Order of the
                                          Board of Directors,

                                          /s/ Stewart K. Owens
                                          -----------------------------------
                                          Stewart K. Owens
                                          Chairman of the Board and
                                          Chief Executive Officer


                                                                --------------------------------------------------------------------
                                                                 ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
                                                                 COMMUNICATIONS
                                                                 If you would like to reduce the costs incurred by Bob Evans Farms,
                                                                 Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports
      [BOB EVANS FARMS LOGO]                                     electronically via e-mail or the Internet. To sign up for
      3776 SOUTH HIGH STREET                                     electronic delivery, please follow the instructions below to vote
      COLUMBUS, OH 43207                                         using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

      IMPORTANT NOTICE REGARDING DELIVERY                        VOTE BY INTERNET - WWW.PROXYVOTE.COM
      OF SECURITY HOLDER DOCUMENTS (HH)                          Use the Internet to transmit your voting instructions and for
      AUTO DATA PROCESSING                                       electronic delivery of information up until 11:59 p.m. Eastern
      INVESTOR COMM SERVICES                                     Daylight Time Sept. 11, 2005. Have your proxy card in hand when you
      ATTENTION:                                                 access the Web site and follow the instructions to obtain your
      TEST PRINT                             1 OF 2              records and to create an electronic voting instruction form.
      51 MERCEDES WAY                          62
      EDGEWOOD, NY                             91                VOTE BY PHONE - (800) 690-6903
      11717                                                      Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time Sept. 11, 2005.
                                                                 Have your proxy card in hand when you call and then follow the instructions.

                                                                 VOTE BY MAIL
                                                                 Indicate your vote, sign your name as it appears on this card, fill in the date and return it in the postage-paid envelope we have provided or return it to Bob Evans Farms, Inc., c/o ADP, 51
                                                                 Mercedes Way, Edgewood, NY 11717. Proxies must be received by 11:59
                                                                 p.m. Eastern Daylight Time Sept. 11, 2005.
                                                                --------------------------------------------------------------------

                                                                             ----------------------
                                                                         ---      000000000000
                                                                             ----------------------

      NAME                                                         A/C
      BOB EVANS FARMS INC                                          1234567890123456789     123,456,789,012.12345
      BOB EVANS FARMS INC                                          1234567890123456789     123,456,789,012.12345
      BOB EVANS FARMS INC                                          1234567890123456789     123,456,789,012.12345
      BOB EVANS FARMS INC                                          1234567890123456789     123,456,789,012.12345
      BOB EVANS FARMS INC                                          1234567890123456789     123,456,789,012.12345
      BOB EVANS FARMS INC                                          1234567890123456789     123,456,789,012.12345
      BOB EVANS FARMS INC                                          1234567890123456789     123,456,789,012.12345
      BOB EVANS FARMS INC                                          1234567890123456789     123,456,789,012.12345


                                                                        PAGE      1 OF         2



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:   [X]
                                                                               BOBEV1            KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
------------------------------------------------------------------------------------------------------------------------------------
BOB EVANS FARMS, INC.
Proxy for annual meeting of stockholders to be held on          02   0000000000    214958305296
Sept. 12, 2005. THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS.
                                                                                   To withhold authority to vote for a specific
  YOUR BOARD RECOMMENDS YOU VOTE "FOR" ALL NOMINEES.                               nominee, mark "For All Except" and write the
  DIRECTORS                                            FOR  WITHHOLD  FOR ALL      nominee's number on the line below.
  Election of three class I directors to serve for     ALL     ALL    EXCEPT
  terms of three years each: 01) Daniel A. Fronk,
  02) Cheryl L. Krueger, 03) G. Robert Lucas           [ ]     [ ]      [ ]
                                                                                   -------------------------------------------------


  YOUR BOARD RECOMMENDS YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC
  ACCOUNTING FIRM.
                                                                                                               FOR  AGAINST  ABSTAIN
  PROPOSAL

  Ratification of the selection of Ernst & Young LLP as the company's independent registered public accounting [ ]    [ ]      [ ]
  firm for the 2006 fiscal year.



  THE UNDERSIGNED STOCKHOLDER(S) AUTHORIZES THE PROXIES TO VOTE UPON SUCH OTHER MATTERS (NONE KNOWN AT THE
  TIME OF SOLICITATION OF THIS PROXY) AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S)
  THEREOF IN THEIR DISCRETION.

  The undersigned hereby acknowledges receipt of the notice of the annual meeting of stockholders, dated
  Aug. 1, 2005; the enclosed proxy statement; and the annual report of the company for the fiscal year ended April 29, 2005.



                                                                           AUTO DATA PROCESSING
                                                   YES     NO              INVESTOR COMM SERVICES
                                                                           ATTENTION:
                                                                           TEST PRINT
  Please indicate if you plan to attend this       [ ]     [ ]             51 MERCEDES WAY
  meeting.                                                                 EDGEWOOD, NY
  HOUSEHOLDING ELECTION - Please indicate if       [ ]     [ ]             11717
  you consent to receive certain future
  investor communications in a single package
  per household.


  ---------------------------------------------                      ---------------------------------------------   123,456,789,012
                                                                                                                           096761G99
  ---------------------------------------------                      ---------------------------------------------                91
  Signature (PLEASE SIGN WITHIN BOX)     Date         P19295         Signature (Joint Owners)                Date
------------------------------------------------------------------------------------------------------------------------------------

Aug. 1, 2005

Dear Fellow Stockholders:

You are invited to join us at our annual meeting of stockholders where we will discuss our fiscal 2005 financial results and our plans going forward. The ANNUAL MEETING OF STOCKHOLDERS WILL BE MONDAY, SEPT. 12, 2005, AT 9 A.M. AT THE SOUTHERN THEATRE IN COLUMBUS, OHIO. Beginning at 8 a.m., officers and directors will be available to discuss our company's progress, as well as share in refreshments.

WHETHER OR NOT YOU PLAN TO JOIN US AT THE MEETING, PLEASE TAKE THE TIME TO VOTE YOUR PROXY. Your vote is important. There are instructions on the reverse side of this card for voting by Internet, phone or mail. If you choose to vote by Internet, I encourage you to sign up for electronic delivery of the proxy materials and annual report which will expedite delivery, reduce paper usage and decrease mailing costs next year.

I look forward to seeing you on Sept. 12.


Sincerely,



/s/ Stewart K. Owens

Stewart K. Owens
Chairman of the Board and
Chief Executive Officer

                                                            BOBEV2
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------



The stockholder(s) of Bob Evans Farms, Inc. (the "company"), identified on this card, appoints Stewart K. Owens and Donald J. Radkoski as the proxies of such stockholder(s), with full power of substitution, to attend the annual meeting of stockholders of the company to be held at the Southern Theatre, 21 E. Main St., Columbus, Ohio 43215, on Monday, Sept. 12, 2005, at 9 a.m., Eastern Daylight Time, and to vote all of the shares of common stock which such stockholder(s) is entitled to vote at the annual meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BOB EVANS FARMS,
                                      INC.

You may vote using any of the above-mentioned methods. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a signer is a corporation, please sign the full corporate name by authorized officer. Joint owners should both sign.

VOTES WILL BE COUNTED AS FOLLOWS: WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED ON THE REVERSE SIDE OF THIS CARD, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED AS DIRECTORS OF THE COMPANY AND FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2006. IF PRIOR PROXIES HAVE BEEN SUBMITTED FOR THE SAME SHARES REPRESENTED BY THIS CARD, THIS PROXY WILL REPLACE EARLIER PROXIES.

IF SHARES OF COMMON STOCK OF THE COMPANY ARE ALLOCATED TO THE ACCOUNT OF THE STOCKHOLDER IDENTIFIED ON THIS CARD UNDER THE BOB EVANS FARMS, INC. AND AFFILIATES 401(k) RETIREMENT PLAN (THE "401(k) PLAN"), THEN SUCH STOCKHOLDER HEREBY DIRECTS MELLON BANK, N.A., THE TRUSTEE OF THE 401(k) PLAN (THE "TRUSTEE"), TO VOTE (i) ALL OF THE SHARES OF COMMON STOCK OF THE COMPANY ALLOCATED TO SUCH STOCKHOLDER'S ACCOUNT UNDER THE 401(k) PLAN IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN AT THE ANNUAL MEETING AND ANY ADJOURNMENT(s), ON THE MATTERS SET FORTH ON THE REVERSE SIDE. YOUR INSTRUCTIONS TO THE TRUSTEE ARE STRICTLY CONFIDENTIAL. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES ALLOCATED TO SUCH STOCKHOLDER'S ACCOUNT IN THE 401(k) PLAN WILL NOT BE VOTED.



--------------------------------------------------------------------------------